UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2008


                      FREEHAND SYSTEMS INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                 1-17963                 11-2906904
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(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)


                95 First Street, Suite 200, Los Altos CA  94022
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               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (650) 941-0742


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                 Section 5 - Corporate Governance and Management

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an
            Off-Balance Sheet Arrangement of a Registrant

On April 30, 2008, FreeHand Systems International, Inc. ("the Company") borrowed a total of $70,000 from James R. Anderson, The Quail Trust and Eichi Higashi, three stockholders of the Company, pursuant to notes from the Company dated such date ("the Notes"). The Notes are unsecured and provide for interest at 10% per annum and both interest and the principal amount of the Notes are due April 1, 2009. If the Company completes a financing with gross proceeds to the Company in excess of $3,000,000 prior to the due date of the Notes, the Notes and all accrued interest become due and payable on the date of completion of such financing. In connection with these borrowings, the Company issued new warrants to the noteholders to purchase a total of 110,000 shares of common stock at exercise price of $0.50 and an expiration date of April 30, 2011. The warrants are exercisable at any time. The allocated fair value of the new warrants using the Black-Scholes Merton valuation model of approximately $5,300 will be amortized as interest expense over the terms of the respective Notes. The weighted average effective interest rate on these borrowings is 18.5%.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 30, 2008                         FREEHAND SYSTEMS INTERNATIONAL, INC.


                                       By: /s/ Kim A. Lorz
                                           -------------------------------------
                                           Kim A. Lorz
                                           Chief Executive Officer



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